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                                   ICON FUNDS

                   SCHEDULE A TO EXPENSE LIMITATION AGREEMENT

                                 CLASS A   CLASS C   CLASS I   CLASS Z   CLASS S
                                 -------   -------   -------   -------   -------
ICON Bond Fund                     N/A      1.60%     1.00%     0.75%      N/A
ICON Covered Call Fund             1.45%    2.20%     1.45%     1.20%      N/A
ICON Equity Income Fund            1.45%    2.20%     1.45%     1.20%      N/A
ICON Long/Short Fund               1.55%    2.30%     1.55%     1.30%      N/A
ICON International Equity Fund     1.80%    2.55%     1.80%     1.55%      N/A
ICON Europe Fund                   1.80%     N/A       N/A       N/A       N/A
ICON Asia-Pacific Region Fund      1.80%     N/A       N/A       N/A       N/A

ICON FUNDS                                 ICON ADVISERS, INC.



By: /s/ Erik L. Jonson                  By: /s/ Craig Callahan
    ---------------------------------       ------------------------------------

Name: Erik L. Jonson                    Name: Craig Callahan
      -------------------------------         ----------------------------------

Title: EVP & CFO                        Title: President
       ------------------------------          ---------------------------------

Dated May 16, 2006